UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2025
CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34611	20-2745790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2381 NW Executive Center Drive, Boca Raton, Florida 33431
(Address of principal executive offices and zip code)

(561) 276-2239
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	CELH	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

Completion of the Acquisition of Alani Nutrition LLC

As previously reported, on February 20, 2025, Celsius Holdings, Inc. (“Celsius”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Alani Nutrition LLC (“Alani Nu”), Max Clemons (“MC”), Trey Steiger (“TS”), Katy E. Schneider (“KS”), R. Haydn Schneider (“HS”), certain trusts associated with KS and HS (together with MC, TS, KS and HS, the “Sellers”), and Congo Brands Holding Company LLC (“Congo”), providing for the acquisition by Celsius (or a wholly owned subsidiary of Celsius) of all of the issued and outstanding membership interests of Alani Nu (the “Acquisition”). On April 1, 2025, Celsius completed the Acquisition.

Pursuant to the Purchase Agreement, prior to the closing (the “Closing”) of the transactions contemplated by the Purchase Agreement (the “Transactions”), the Sellers contributed all of their membership interests in Alani Nu to Alani Holdings, LLC (“Holdco”), from which Celsius acquired such membership interests and to which Celsius paid the Aggregate Consideration (as defined below). The purchase price paid by Celsius to Holdco consisted of (i) approximately $1.25 billion in cash, which is subject to post-closing adjustment (the “Cash Consideration”), (ii) 22,451,224 shares of common stock, $0.001 par value per share, of Celsius (the “Stock Consideration”) and (iii) the right to receive up to $25 million in additional cash consideration, payable only if net sales of Alani Nu’s products meet or exceed an agreed target for 2025, as set forth in the Purchase Agreement (clauses (i) through (iii), collectively, the “Aggregate Consideration”). In connection with the Closing, Celsius entered into a transition services agreement in accordance with the terms of the Purchase Agreement for the provision by Congo of customary transition services.

Item 1.01 Entry into a Material Definitive Agreement.

Registration Rights Agreement

Pursuant to the Purchase Agreement, on April 1, 2025, Celsius entered into a Registration Rights Agreement with Holdco, MC and TS (the “Registration Rights Agreement”) relating to the registration for resale of the Stock Consideration (the “Registrable Securities”). Under the Registration Rights Agreement, Celsius has agreed to file a registration statement on Form S-3 or such other form under the Securities Act of 1933, as amended (the “Securities Act”), then available to the Company (or a prospectus supplement) with respect to the resale of the Registrable Securities and to use commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act as soon as reasonably practicable thereafter. Holders of a majority of the Registrable Securities have the right to require Celsius to use commercially reasonable efforts to effect one underwritten offering. In certain circumstances, the holders party to the Registration Rights Agreement will have piggyback registration rights as described in the Registration Rights Agreement. The resale registration rights under the Purchase Agreement are transferrable only to controlled affiliates of Holdco, MC or TS, subject to the terms and conditions set forth in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

Credit Agreement

On April 1, 2025, Celsius and Celsius, Inc., as borrowers, certain subsidiaries of Celsius as guarantors, the lenders and issuing banks from time to time party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent, entered into a Credit Agreement (the “Credit Agreement”). The Credit Agreement provides for a term loan facility in an aggregate principal amount of up to $900 million (the “Term Loan Facility”), which was fully drawn at Closing to fund a portion of the Cash Consideration, and a revolving credit facility in an aggregate principal amount of up to $100 million (the “Revolving Facility”) (which may include the issuance of letters of credit in a stated face amount of up to, but not exceeding, $50 million). The Term Loan Facility matures on April 1, 2032, and the Revolving Facility matures on April 1, 2030.

Borrowings under the Credit Agreement bear interest, in the case of the Revolving Facility, at a rate of 2.0% in the case of alternate base rate loans and 3.0% in the case of loans bearing interest based upon SOFR or EURIBOR and, in the case of the Term Loan Facility, at a rate of 2.25% in the case of alternate base rate loans and 3.25% in the case of loans bearing interest based upon SOFR or EURIBOR. Subsequent to the delivery of Celsius financial statements for the first full fiscal quarter following Closing, the interest rate margins under the Term Loan Facility and the Revolving Facility will be subject to step-downs based on the first lien net leverage ratio. The applicable interest rate will be adjusted quarterly on a prospective basis based upon the first lien net leverage ratio in accordance with the terms of the Credit Agreement.

The Credit Agreement contains customary representations, warranties and affirmative and negative covenants. The Credit Agreement also contains customary events of default (subject to grace periods) including, among others: nonpayment of principal, interest or fees, breach of covenant, payment default on, or acceleration under, certain other material indebtedness, inaccuracy of the representations or warranties in any material respect, bankruptcy or insolvency, inability to pay debts, certain unsatisfied judgments, certain ERISA-related events, the invalidity or unenforceability of the Credit Agreement and certain other documents executed in connection therewith and the occurrence of a change of control of Celsius.

The Term Loan Facility and Revolving Facility are secured by a first priority security interest in Celsius’ and the other borrowers’ and guarantors’ (which include certain subsidiaries of Celsius) cash, accounts receivable, intellectual property, books and records and related assets and certain intellectual property of other Celsius subsidiaries.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.2 to this Report and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the section titled “Introductory Note” and in Item 1.01 of this Report is incorporated by reference in this Item 2.01.

The descriptions of the Purchase Agreement and the Transactions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Purchase Agreement, a copy of which Celsius filed as Exhibit 2.1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 20, 2025 (the “February Form 8-K”), which exhibit is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Obligation of a Registrant.

The information set forth under the section titled “Credit Agreement” in Item 1.01 of this Report is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in the section titled “Introductory Note” of this Report regarding the Stock Consideration is incorporated by reference in this Item 3.02, which information Celsius previously reported in the February Form 8-K.

As previously reported in the February Form 8-K, the offer and sale of the Stock Consideration issued to Holdco in connection with the Transactions at the Closing has not been registered under the Securities Act, in reliance on the exemption from registration thereunder provided by Section 4(a)(2) of the Securities Act. Each Seller has represented to Celsius that it, he or she is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Item 7.01 Regulation FD Disclosure.

On April 1, 2025, Celsius issued a press release announcing the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 7.01.

The information furnished under this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference in any filing by Celsius under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) to be filed with this Report will be filed by amendment to this Report no later than 71 calendar days after the date on which this Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) to be filed with this Report will be filed by amendment to this Report no later than 71 calendar days after the date on which this Report is required to be filed.

(d)Exhibits

Exhibit No	Description
10.1	Registration Rights Agreement, dated April 1, 2025, by and among Celsius Holdings, Inc., Alani Holdings, LLC, Max Clemons and Trey Steiger.
10.2*+
Credit Agreement, dated April 1, 2025, by and among Celsius Holdings, Inc., Celsius, Inc., the lenders party thereto from time to time, UBS Securities LLC, Goldman Sachs Bank USA and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners, and UBS AG, Stamford Branch, as the administrative agent and the collateral agent.

99.1	Press release, dated April 1, 2025, announcing completion of the Acquisition.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. Celsius agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission or its staff upon request.

+ Certain provisions and terms of this Exhibit have been redacted in accordance with Item 601(b)(2)(ii) of Regulation S-K because Celsius customarily and actually treats that information as private or confidential and the omitted information is not material. Celsius will supplementally provide a copy of an unredacted copy of this exhibit to the Securities and Exchange Commission or its staff upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

Date: April 1, 2025	By:	/s/ Jarrod Langhans
Jarrod Langhans, Chief Financial Officer